                                                                                                   EXHIBIT 32.1

Certification of Principal Executive Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Alex Demitriev, Chief Executive Officer, and Principal Financial Officer, of Merilus, Inc. (the "Registrant") do hereby certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period September 30, 2010 of the Registrant, as filed with the Securities and Exchange Commission on the date hereof (the "Report"):

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated:  November 12, 2010

By:  /s/ Alex Demitriev

  Alex Demitriev

  Chief Executive Officer and Principal Financial

   Officer

 * A signed original of this written statement required by Section 906 has been provided to Merilus, Inc. and will be retained by Merilus, Inc. and furnished to the Securities Exchange Commission or its staff upon request.